UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33316

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	SBEV	NYSE American LLC
Warrants to purchase shares of Common Stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Financing

On September 19, 2025, Splash Beverage Group, Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two institutional investors (each an “Investor,” and collectively the “Investors”). Pursuant to the Purchase Agreement, the Company received $2,000,000 on September 22, 2025 and that day issued to the Investors Original Issue Discount Secured Convertible Promissory Notes (each, a “Note” and collectively the “Notes”) in an aggregate principal amount of $2,200,000.

Each Note is convertible into shares of the Company’s Common Stock at a conversion price equal to the lower of (i) $1.75 per share and (ii) $0.01 above the closing sale price on the date of conversion. The Notes do not bear any interest absent an event of default, and mature on September 22, 2026. The Notes contain customary events of default, the occurrence of which results in the entire outstanding amount of principal and other amounts payable becoming immediately due and payable, and interest accruing at a rate of 7% per annum.

The Company may prepay the Notes at any time and from time to time, in whole or in part, without premium or penalty.

While any portion of the Notes is outstanding, and after the Company has effected an aggregate of $3,000,000 of purchases from the Investor under the ELOC Agreement described below, if the Company receives further gross proceeds under the ELOC Agreement, the Company shall apply 30% of the proceeds to repay the outstanding amounts owed under the Notes, until the Notes are paid in full.

As collateral for the obligations under the Notes, the Company granted to the Investors a security interest in all of the Company’s assets, subject to certain exceptions, pursuant to and as set forth in a Security Agreement entered into between the Company and each Investor.

In connection with the Purchase Agreement, on September 19, 2025, the Company also entered into a Registration Rights Agreement pursuant to which the Company has agreed to file a Registration Statement for the Common Stock underlying the Notes within 30 days of the closing date.

The Company also agreed to hold a shareholders’ meeting by October 31, 2025 for purposes of obtaining shareholder approval of the issuance of shares of the underlying common stock under NYSE American rules in connection with the transactions described above.

The foregoing descriptions of the terms of the Purchase Agreement, and Registration Rights Agreement, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are incorporated by reference as set forth in Exhibits 10.1 and 10.2 of this Current Report on Form 8-K.

Equity Line of Credit Agreement

In addition, on September 19, 2025 the Company entered into a Common Stock Purchase Agreement (“ELOC Agreement”) with one of the Investors pursuant to which the Company has the right, but not the obligation, subject to the terms and conditions set forth therein, to direct the Investor to purchase shares from the Company from time to time, with proceeds not to exceed $35,000,000. Sales under the ELOC Agreement are subject to a sale limit of 19.99% of the outstanding shares of the Company’s Common Stock prior to shareholder approval in accordance with the rules of NYSE American. Investors are also subject to a beneficial ownership limitation, which limits their ownership of more than 4.99% of outstanding shares of the Company’s Common Stock. The transactions contemplated by the ELOC Agreement are subject to the Company registering the Investor’s resale of the shares on a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.

The foregoing descriptions of the terms of the ELOC Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, a copy of which is incorporated by reference as set forth in Exhibit 10.3 of this Current Report.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated by reference into this Item 3.02. The Notes were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder.

Item 8.01 Other Events

In December 2020, Splash acquired the key assets, including intellectual property rights (the “IP”), of the Copa DI Vino single-serve wine company (“CdV”). On April 4, 2025 the Company entered into an intellectual property license agreement (the “License Agreement”) granting CdV an exclusive license to use the IP for sales of wine beverages and other products bearing the Copa di Vino brand name in the U.S.

Under the License Agreement, Splash may require full rights to the IP by paying a termination amount, estimated at approximately $1.75 million – $2.25 million (which includes sums due under the Settlement Agreement, as defined below), before October 4, 2025. If such termination amount is not paid by such deadline, CdV has the right, but not the obligation, to purchase the IP at fair market value, determined by an independent third party, during the period beginning January 4, 2026 and ending January 4, 2027. If neither the Company nor CdV exercise the respective rights to terminate the license and purchase the IP under the License Agreement, the exclusive license granted to CdV thereunder will continue for the life of the IP, as applicable.

The Company has not marketed or sold the wine or other CdV productssince April 2025.

On April 4, 2025, the Company entered into a settlement agreement with CdV (the “Settlement Agreement”) under which the parties agreed to the settlement of two lawsuits brought by CdV against the Company in Oregon and Florida, and the Company agreed to pay CdV a total of $673,007.13, with interest accruing at 12% per annum, with installment payments beginning on November 4, 2025 in monthly payments of $62,726.25 plus applicable accrued interest. The Settlement Agreement provides for certain events of default, the occurrence of which, subject to the Company’s right to cure within 15 days as to a payment default or 30 days with respect to other defaults, would entitle CdV to accelerate payment of the settlement amount, file suit against the Company and/or exercise its right to setoff against any funds or other property in CdV’s possession.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Exhibit Description
4.1	Form of Secured Convertible Promissory Note
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of ELOC Agreement
10.4	License Agreement
10.5	Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2025

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Robert Nistico
Robert Nistico, Chief Executive Officer